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                                                                     Exhibit 5.1

                      SWIDLER BERLIN SHEREFF FRIEDMAN, LLP

                              THE CHRYSLER BUILDING
                              405 LEXINGTON AVENUE
                               NEW YORK, NY 10174
                            TELEPHONE (212) 973-0111
                            FACSIMILE (212) 891-9598
                                 WWW.SWIDLAW.COM


                                                           THE WASHINGTON OFFICE
                                                          THE WASHINGTON HARBOUR
                                                    3000 K STREET, NW, SUITE 300
                                                       WASHINGTON, DC 20007-5116
                                               (202) 424-7500 FAX (202) 424-7647


                                                                 January 8, 2001

Bluefly, Inc.
42 West 39th Street
New York, NY 10018

Ladies and Gentlemen:

     On the date hereof, Bluefly, Inc., a New York corporation (the "Company"), intends to transmit for filing with the Securities and Exchange Commission (the "Commission"), a Post Effective Amendment No. 2 to Registration Statement on Form S-8, filed with the Commission on April 12, 1999 (as amended, the "Registration Statement"), relating to 5,400,000 shares (the "Shares") of common stock, $.01 par value per share (the "Common Stock"), of the Company, which are issuable pursuant to the terms of the Company's 1997 Stock Option Plan (the "Stock Option Plan"). This opinion is an exhibit to the Registration Statement.


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     We have at times acted as counsel to the Company with respect to certain corporate and securities matters, and in such capacity we are familiar with certain corporate and other proceedings taken by or on behalf of the Company in connection with the proposed offer and sale of the Shares as contemplated by the Registration Statement. However, we are not general counsel to the Company and would not ordinarily be familiar with or aware of matters relating to the Company unless they are brought to our attention by representatives of the Company. We have examined copies of the Company's Certificate of Incorporation and all amendments thereto, its By-Laws as presently in effect, minutes and other instruments evidencing actions taken by the Company's directors and shareholders, the Stock Option Plan and such other documents and instruments relating to the Company and the proposed offering as we have deemed necessary under the circumstances. In our examination of all such agreements, documents, certificates and instruments, we have assumed the genuineness of all signatures and the authenticity of all agreements, documents, certificates and instruments submitted to us as originals and the conformity with the originals of all agreements, instruments, documents and certificates submitted to us as copies. Insofar as this opinion relates to securities to be issued in the future, we have assumed that all applicable laws, rules and regulations in effect at the time of such issuance are the same as such laws, rules and regulations in effect as of the date hereof.

     We express no opinion herein concerning the laws of any jurisdiction other than the law of the State of New York and the federal law of the United States of America.

     Based on the foregoing, and subject to and in reliance on the accuracy and completeness of the information relevant thereto provided to us, it is our opinion that, subject to shareholder approval of the increase in the number of shares available for issuance under the Stock Option Plan and a related amendment to the Stock Option Plan, the Shares have been duly authorized and, when issued in accordance with the terms set forth in the Stock Option Plan and the terms of the individual option agreements for options issued thereunder, the Shares will be validly issued, fully paid and nonassessable.

     It should be understood that nothing in this opinion is intended to apply to any disposition of the Shares which the purchaser thereof might propose to make.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and as an exhibit to any filing made by the Company under the securities or "Blue Sky" laws of any state.

     This opinion is furnished to you in connection with the filing of the Registration Statement, and is not to be used, circulated, quoted or otherwise


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relied upon for any other purpose, except as expressly provided in the preceding paragraph, without our express written consent, and no party other than you is entitled to rely on it. This opinion is rendered to you as of the date hereof and we undertake no obligation to advise you of any change, whether legal or factual, after the date hereof.



                                                Very truly yours,

                                    /s/ Swidler Berlin Shereff Friedman, LLP

                                      SWIDLER BERLIN SHEREFF FRIEDMAN, LLP



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